UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2016

NetApp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

495 East Java Drive

Sunnyvale, CA 94089

(Address of principal executive offices) (Zip Code)

(408) 822-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (d)

Appointment of Chief Financial Officer

On March 26, 2016, the Board of Directors (the “Board”) of NetApp, Inc. (the “Company”) appointed Ronald J. Pasek, age 55, as Executive Vice President and Chief Financial Officer of the Company (as well as principal financial officer and principal accounting officer). Mr. Pasek’s appointment is effective April 11, 2016. Mr. Pasek succeeds Jeffrey K. Bergmann, who has served as the Company’s interim Chief Financial Officer since January 4, 2016. Upon Mr. Pasek’s appointment, Mr. Bergmann will resume his previous role as vice president of corporate finance of the Company.

Prior to his appointment, Mr. Pasek served as Senior Vice President, Finance and Chief Financial Officer of Altera Corporation from December 2009 until its acquisition by Intel Corporation in December 2015. Mr. Pasek was previously employed by Sun Microsystems, where he most recently served as vice president and corporate treasurer. In his nearly 20 years at Sun Microsystems, he also held a variety of other positions in finance, including vice president of worldwide field finance, worldwide manufacturing, and U.S. field finance. Mr. Pasek is the Chairman of the board of directors of Spectra7 Microsystems Inc., a Canadian publicly traded consumer connectivity company. Mr. Pasek holds a BS degree in Business Administration in Finance from San Jose State University and an MBA from Santa Clara University.

Mr. Pasek does not have a family relationship with any of the officers or directors of the Company.

There are no related party transactions reportable under Item 5.02 of Current Report on Form 8-K and Item 404(a) of Regulation S-K.

Compensatory Arrangement

The material terms of Mr. Pasek’s offer letter, as approved by the Compensation Committee (the “Committee”) of the Board, are as follows:

•	His annual base salary will be $550,000.

•	His annual incentive compensation target percentage will be 110% of his base salary.

•	The Company will make the following equity grants to Mr. Pasek:

•	$810,000 in value of time-based restricted stock units (“RSUs”), scheduled to be granted at the same time as the Company grants annual equity awards to the other executives, which shall vest 25% on each anniversary of the grant date, subject to Mr. Pasek’s continued employment with the Company through the applicable vesting date;

•	$1,200,000 in value of the Company’s performance-based RSUs, scheduled to be granted at the same time as the Company grants annual equity awards to the other executives; and

•	$1,500,000 in value of time-based RSUs to be granted on the fifteenth of the month (or, if such date is not a trading date, the first trading day of the Company’s common stock that occurs thereafter) following the month in which Mr. Pasek commences employment with the Company, which shall vest 25% on each anniversary of the grant date, subject to Mr. Pasek’s continued employment with the Company through the applicable vesting date.

The performance-based RSUs will be granted pursuant to the Restricted Stock Unit Agreement (Performance Based) previously approved by the Committee and the time-based RSUs will be granted pursuant to the form of RSU Agreement previously approved by the Committee.

Mr. Pasek will also be eligible to participate in the compensation and benefit programs generally available to the Company’s executive officers.

A copy of the offer letter with Mr. Pasek will be filed with the Company’s Annual Report on Form 10-K for the current fiscal year. The above summary of the offer letter does not purport to be complete and is subject to and qualified in its entirety by reference to the offer letter.

The Board also approved the Company’s entry into a Change of Control Severance Agreement and an Indemnification Agreement with Mr. Pasek, each in the form previously approved by the Board. These agreements will be effective April 11, 2016.

Item 8.01. Other Events.

On March 30, 2016, the Company issued a press release regarding the appointment of Mr. Pasek. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated March 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETAPP, INC.

Date: March 30, 2016	By:	/s/ Matthew K. Fawcett
Matthew K. Fawcett
Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated March 30, 2016.